  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 8, 1999

                                                           REGISTRATION NO. 333-

================================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                ---------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                                ---------------------

                                    LANDAUER, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------------

           Delaware                                   06-1218089
   (State of Incorporation)            (I.R.S. Employer Identification Number)

                                    2 Science Road
                            Glenwood, Illinois 60425-1586
                                    (708) 755-7000
      (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ---------------------

                                    Brent A. Latta
                                    President and
                               Chief Executive Officer
                                    Landauer, Inc.
                                    2 Science Road
                            Glenwood, Illinois 60425-1586
                                    (708) 755-7000
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                       Copy to:
                                   Larry A. Barden
                                   Sidley & Austin
                               One First National Plaza
                               Chicago, Illinois 60603
                                    (312) 853-7785

                                ---------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined in light of market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                      CALCULATION OF REGISTRATION FEE
============================================================================================================

                                                    PROPOSED MAXIMUM    PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF        AMOUNT TO BE     AGGREGATE PRICE    AGGREGATE OFFERING      AMOUNT OF
   SECURITIES TO BE REGISTERED    REGISTERED (1)     PER SHARE  (2)          PRICE          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
  Common Stock, $.10 par value    300,000 shares       $29.34375         $8,803,125.00         $2,447.27
============================================================================================================

(1)  Maximum number of shares which may be offered.

(2) The price per share, estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c), is based on the average of the high and low prices per share as reported on the American Stock Exchange on February 4, 1999.

                                ---------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not an offer to buy these securities in any state where the offer or sale of these securities is not permitted.

                                SUBJECT TO COMPLETION,
                                   FEBRUARY 8, 1999

PROSPECTUS

300,000 SHARES

LANDAUER, INC.

COMMON STOCK ($.10 PAR VALUE)


     Our common stock is listed on the American Stock Exchange under the trading symbol "LDR." On February 4, 1999, the last reported sale price of our common stock on the American Stock Exchange was $29.25 per share.

                                ---------------------

     Dr. Marvin G. Schorr, the selling shareholder, may offer and sell from time to time up to a maximum 300,000 shares of Landauer, Inc. common stock with this prospectus. As of the date of this prospectus, Dr. Schorr is the Chairman of the Board of Landauer. Landauer will not receive any proceeds from the sale of the shares by Dr. Schorr.

     Dr. Schorr may offer the shares of common stock through public or private transactions, on or off the American Stock Exchange, at prevailing market prices or at privately negotiated prices.

                                ---------------------

     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT CERTAIN RISKS THAT INVESTORS SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

                                ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Landauer shares offered or sold under this prospectus. These organizations have also not determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                  The date of this prospectus is February [  ], 1999

                                 TABLE OF CONTENTS


Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Where You Can Find More Information. . . . . . . . . . . . . . . . . . . . . . 4

About Landauer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Selling Shareholder. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

Description of Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . 6

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

                                ---------------------

                              FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to various risks, uncertainties and assumptions (including the following), many of which are beyond our control:

     -    Our anticipated growth strategies.

     -    Our intention to implement new services.

     -    Anticipated trends in our business.

     -    Our ability to continue to maintain service quality.

     -    Our ability to operate effectively in international markets.

     - Our ability to respond effectively to technological and regulatory changes.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

                                 RISK FACTORS


     An investment in our common stock involves certain risks. In addition to carefully reviewing the information contained in this prospectus, investors in our common stock are encouraged to read the information contained in the reports we file with the Securities and Exchange Commission that are incorporated by reference herein. Prospective investors should particularly consider the following factors:

WE OPERATE IN MATURE AND COMPETITIVE MARKETS

     We derive most of our revenues from providing customers with dosimetry services which monitor occupational and environmental radiation exposure. The radiation dosimetry service market is a relatively mature market that is experiencing modest rates of growth. Revenue growth in recent years has resulted primarily from selective price increases, the addition of certain new customer accounts and our ability to offer certain value-added services. Demand for our services can be adversely affected by regulatory changes and cost containment initiatives affecting the health care industry. In addition, the market for radiation dosimetry services is highly competitive and companies providing such services often attempt to add new accounts by lowering prices.
If we encounter increased price competition from other dosimetry providers or from new entrants into the market, we may lose accounts or need to lower our prices to maintain existing accounts. Such occurrences could adversely affect our results of operations.

OUR LUXEL SERVICE IS STILL BEING INTRODUCED

     In 1998, we introduced our Luxel service, which utilizes a new proprietary technology which we believe will provide enhanced measurement performance. We have not fully completed the roll-out of this new service, nor has the service been in the marketplace long enough for us to evaluate fully customer acceptance of such services and any difficulties or problems which we may experience in using this technology. If, for example, the monitoring badges used with the service are not able to be read with consistent accuracy, the service will not provide the performance enhancement we anticipated. Such unforseen problems with the service could have a significant impact on our business operations and our market share.

YEAR 2000 DATE CONVERSION ISSUES COULD AFFECT OUR OPERATIONS

     We are in the process of coordinating the further identification, evaluation and implementation of changes to computer systems and applications necessary to achieve a year 2000 date conversion with no effect on services to clients or disruption to business operations. We have identified major areas of potential business impact, and have taken initial conversion efforts. We are also communicating with clients to identify and coordinate year 2000 conversion issues. While we expect that our year 2000 conversion project will be completed on a timely basis and within the anticipated budget of approximately
$2,100,000, which will be charged to expense as incurred except for that portion which properly represents a capital expenditure, no assurance can be given in that regard or that third-party computer systems and applications will not experience problems associated with the recognition and processing of the year 2000 and beyond.

WE ARE EXPANDING INTERNATIONALLY

     We are currently in the process of expanding our international operations. We recently announced the establishment of joint ventures in Brazil and China and expect to evaluate other expansion opportunities in the near future. Pursuit of these opportunities will require us to operate in countries where we do not have prior experience and in which we will rely, to a large extent, on the management and services of third parties. Our international operations present many of the same risks associated with our U.S. operations, but also may have additional risks, such as:

     -     unexpected changes in regulatory requirements,
     -     heightened risks of political and economic instability,
     -     difficulties in managing international operations,
     -     potentially adverse tax consequences,
     -     foreign currency fluctuations,
     -     enhanced accounting and control expenses, and
     -     the burden of complying with a wide variety of foreign laws.

                         WHERE YOU CAN FIND MORE INFORMATION

     We file annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any documents we file at the SEC's public reference rooms in Washington D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also inspect our SEC reports and other information at the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by
referring you to these documents.   The information incorporated by reference is
considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling shareholder sells all of the shares.
This prospectus is part of a registration statement we filed with the SEC (Registration No. 333- _______ ).

     -    Annual report on  Form 10-K for the fiscal year ended September 30,
          1998

     You may request copies of these filings, at no cost, by writing or telephoning our corporate secretary at the following address:

          James M. O'Connell
          Vice President Finance, Treasurer
             and Secretary
          2 Science Road
          Glenwood, Illinois  60425-1586
          (708) 755-7000.

     You should rely only on the information incorporated by reference or provided by us in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Dr. Schorr will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                 ABOUT LANDAUER

     Landauer, Inc., is a Delaware corporation, organized in 1987 to carry on the radiation monitoring business previously carried on by Tech/Ops, Inc., our predecessor. On February 1991, we changed our name from Tech/Ops Landauer, Inc. to Landauer, Inc.

     We are a leading provider of dosimetry services which monitor occupational and environmental radiation exposure. Our service consists primarily of providing clients on a regular basis with optically stimulated luminescent photographic film and thermoluminescent badges that can be worn by client personnel to measure exposure to x-rays, gamma radiation and other penetrating ionizing radiation. Our clients include hospitals, medical and dental offices, universities and national laboratories, nuclear power plants and other industries in which radiation poses a potential threat to employees.

     While most of our revenues are derived from clients in the United States, we also provide our radiation monitoring services to clients in the United Kingdom, Canada and Japan. In 1998, we purchased a 75% interest in the leading dosimetry service provider in Brazil, named SAPRA-Landauer, purchased radiation monitoring services previously operated by REM and established Beijing-Landauer, a 70% Landauer-owned joint venture in China.

     Our dosimetry services include:

     -    the manufacture of various types of radiation detection monitors;

     -    the distribution and collection of monitors to and from clients; and

     -    the analysis and reporting of exposure findings.

     In 1998, we introduced our Luxel service, which utilizes our new proprietary, optically stimulated luminescent technology. The Luxel service is expected to provide enhanced radiation measurement performance and customer benefits as well as cost and quality improvements.

                                   USE OF PROCEEDS

     Landauer will not receive any proceeds from the sale of shares of common stock by Dr. Schorr.

                                 SELLING SHAREHOLDER

     Pursuant to this prospectus, Dr. Schorr may offer and sell from time to time up to 300,000 shares of common stock. Dr. Schorr, who is 73 years old, has advised us that he is offering the shares to diversify his holdings and for estate planning purposes.

     Dr. Schorr has served as the Chairman of the Board of Directors of Landauer since January 1988; however, he has advised the Board that, while he intends to remain a director of Landauer, he does not intend to continue to serve as Chairman. As of December 31, 1998, Dr. Schorr beneficially
owned 571,556 shares of Landauer common stock.   Before the offering Dr.
Schorr will own 6.6% of the common stock. Assuming he sells all of his offered shares, Dr. Schorr will own 3.1% after the offering. Dr. Schorr acquired his offered shares primarily in connection with the Plan of Reorganization and Dissolution of Tech/Ops, Inc. in January 1988. At the time of reorganization and dissolution of Tech/Ops,Inc., Dr. Schorr was Chairman of the Board of Directors of Tech/Ops, Inc. In the reorganization and dissolution transaction, Tech/Ops, Inc. transferred its personnel dosimetry business to us and our shares were distributed to the former stockholders of Tech/Ops, Inc.

                             DESCRIPTION OF CAPITAL STOCK

     The following statements are brief summaries of certain provisions of the Company's Certificate of Incorporation, as amended (incorporated by reference as an Exhibit to the registration statement).

GENERAL

     The Company's Certificate of Incorporation currently authorizes the issuance of 20 million shares of common stock and 1 million shares of preferred stock in series. As of the date of this prospectus, 8,654,009 shares of common stock were issued and outstanding and no shares of preferred stock were outstanding.

PREFERRED STOCK

     The Company's Board of Directors is authorized to provide for the issuance of shares of preferred stock, in one or more series, and to fix for each series such voting powers, designations, limitations or restrictions as are stated in the resolution adopted by the Board providing for the issuance of such series and as permitted by the Delaware General Corporation Law.

DIVIDEND RIGHTS

     Holders of common stock are entitled to dividends when and as declared by the Board of Directors; provided, however that Landauer has paid or declared and set apart for payment any dividends on any outstanding shares of preferred stock from the same dividend period.

VOTING RIGHTS

     Holders of common stock are entitled to one vote for each share on all matters on which shareholders are entitled to vote. The holders of common stock have exclusive voting power for the election of directors and for all other matters except as otherwise provided by law or by resolutions providing for the issue of a series of preferred stock.

LIQUIDATION RIGHTS

     Upon any liquidation, dissolution or winding-up of Landauer, the holders of the preferred stock are entitled to receive their full preferential amount, before any amounts or remaining assets shall be paid or distributed to the holders of common stock.

NO PREEMPTIVE RIGHTS

     No holder of any shares of common stock has any preemptive right to subscribe to any securities of Landauer of any kind or class.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the common stock is American Stock Transfer Company.


                                 PLAN OF DISTRIBUTION

     Dr. Schorr may offer the shares at various times in one or more of the following transactions:

     - to underwriters who will acquire the shares for their own account and resell them in one or more transactions;

     - in ordinary brokerage transactions (including block trades) on the American Stock Exchange;

     - in special offerings, negotiated transactions or secondary distributions;

     -    in private sales; or

     -    in a combination of any of the above transactions.

     Dr. Schorr may sell the shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

     Dr. Schorr may use broker-dealers to sell the shares. If this happens, the broker-dealers will either receive discounts or commissions from Dr. Schorr, or they will receive commissions from purchasers of shares for whom they acted as agent. If required, a supplement to this prospectus will set forth the applicable commission or discount, if any, and the names of any underwriters, brokers, dealers or agents involved in the sale of shares. Dr. Schorr and any underwriters, brokers, dealers or agents that participate in the distribution of the common stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any profit on the sale of shares by them and any discounts, commissions, concessions and other compensation received by such underwriter, broker, dealer or agent may be deemed to be underwriting discounts and commissions under such Act.

     Pursuant to a Registration Agreement between Landauer and Dr. Schorr, we have agreed to pay certain expenses associated with the preparation and filing of the registration statement and this prospectus relating to the offering of shares by Dr. Schorr. We currently estimate that such expenses will be approximately $24,000. We have also agreed to indemnify Dr. Schorr for certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments made in respect thereof.

     We will supply Dr. Schorr and the American Stock Exchange with reasonable quantities of copies of this prospectus.

                                 LEGAL MATTERS

     For the purpose of this offering, the law firm of Sidley & Austin, Chicago, Illinois will issue an opinion to us on the validity of the issuance of the offered shares.

                                     EXPERTS

     Arthur Andersen LLP, independent public accountants, audited our consolidated financial statements and schedules incorporated by reference in this prospectus and in the registration statement. These documents are incorporated by reference in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing.

                                    PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated fees and expenses payable by the Company in connection with the offering and distribution of the Common Stock registered hereunder are as follows:

 SEC registration fee  . . . . . . .   $ 2,447.27
 Legal fees and expenses . . . . . .   $15,000.00*
 Accounting fees and expenses  . . .   $ 3,000.00*
 Miscellaneous . . . . . . . . . . .   $ 3,552.73*
                                       ----------
    Total fees and expenses  . . . .   $24,000.00

--------------
* Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation of the Company, as amended, provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for any breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (involving certain unlawful dividends or stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation also provides that any repeal or modification of such provisions shall not adversely affect any right or protection of a director of the Company for any act or omission occurring prior to the date when such repeal or modification became effective.

     Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper. Any indemnification discussed above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the shareholders. To the extent that any person has been successful on the merits or otherwise in defending any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person is entitled to indemnification for expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such officer or director is not entitled to be indemnified by the corporation as authorized in Section 145 of the Delaware General Corporation Law. Such expenses
(including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate. The indemnification and advancement of expenses provided for, or granted pursuant to, Section 145 of the Delaware General Corporation Law is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise whether or not the power to indemnify such person is provided by Section 145 of the Delaware General Corporation Law.

     The Bylaws of the Company provide that (i) the Company is required to indemnify any person who was or is a party, or has been threatened to be made a party, to any threatened, pending or completed civil, criminal, administrative or investigative proceeding or action by reason of that person's participation as a director or officer of the Company or because that person was serving at the request of the Company as a director or officer of another company; (ii) the Company is required to indemnify any officer or director of the Company, or any officer or director of another company who served in such capacity at the request of the Company , who was or is a party, or has been threatened to be made a party, to any threatened, pending or completed action or suit by the Company against that officer or director; provided that such officer or director acted in good faith and in a manner reasonably believed to be in the best interest of the Company; (iii) the Company may advance expenses to its officers and directors as incurred, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iv) the indemnification provisions outlined in the Bylaws do not preclude any individual from seeking indemnity or an advancement of expenses under any other by-law, agreement, contract, vote of shareholders or disinterested directors, or pursuant to the direction of any court of competent jurisdiction. In addition, the Bylaws provide that the Company may purchase and maintain liability insurance for any person who is or was a director of the Company, or who is or was serving at the request of the Company on another corporation, partnership, joint venture, trust or other enterprise, against any causes of action that might be asserted against such person by reasons of their actions as such officer or director.

     The Company is a party to indemnification agreements with each of its directors, each of which provides for indemnification of its directors and officers against certain liabilities incurred in their capacities as such, which may include liabilities under the Securities Act.

     The Company also maintains a directors' and officers' liability insurance policy which provides for indemnification of its directors and officers against certain liabilities incurred in their capacities as such, which may include liabilities under the Securities Act.

ITEM 16.  EXHIBITS.

     The following is a list of Exhibits included as part of this Registration Statement. Items marked with an asterisk are filed herewith.


   Exhibit
   Number   Description
   -------  -----------
     3.1    Certificate of Incorporation of the Company, as amended through
            February 4, 1993 (incorporated by reference to Exhibit 3(a) to the
            Annual Report on Form 10-K for the fiscal year ended September 30,
            1993).

     3.2 By-laws of the Company (incorporated by reference to Exhibit 3(b) to the Annual Report on Form 10-K for the fiscal year ended
            September 30, 1992).

     *5.1   Opinion of Sidley & Austin.

     *23.1  Consent of Arthur Andersen LLP.

     *23.2  Consent of Sidley & Austin (contained in Exhibit 5.1 hereto).

     *24.1  Powers of Attorney (included on signature pages).

     *99.1  Registration Agreement dated as of February 8, 1999 between the
            Company and Marvin G. Schorr

____________________
* filed herewith


ITEM 17. UNDERTAKINGS.

(a)  Rule 415 Offering

The undersigned registrant hereby undertakes:

     Section 1. To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Section 2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Section 3. To remove from registration by means of a post-effective amendment to the Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by Reference.

     The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Policy Regarding Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the village of Glenwood, State of Illinois, on this 3rd day of February 1999.

                                   LANDAUER, INC.

                                   By:  /s/ Brent A. Latta
                                      -----------------------------------------
                                          Brent A. Latta
                                          President and Chief Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brent A. Latta and James M. O'Connell and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.


    SIGNATURE                   TITLE                             DATE
    ---------                   -----                             ----


 /s/ Brent A. Latta           President and Chief Executive      February 3, 1999
-------------------------     Officer (Principal Executive
Brent A. Latta                Officer) and Director


 /s/ James M. O'Connell       Vice President Finance,            February  3, 1999
-------------------------     Treasurer, Secretary
James M. O'Connell            (Principal Financial
                              and Accounting Officer)


 /s/ Robert J. Cronin         Director                           February  3, 1999
-------------------------
Robert J. Cronin


 /s/ Gary D. Eppen            Director                           February  3, 1999
-------------------------
Gary D. Eppen



 /s/ Thomas M. Fulton         Director                           February  3, 1999
-------------------------
Thomas M. Fulton


 /s/ Richard R. Risk          Director                           February  3, 1999
-------------------------
Richard R. Risk


 /s/ Paul B. Rosenberg       Director                           February  3, 1999
-------------------------
Paul B. Rosenberg


 /s/ Marvin G. Schorr         Director                           February  3, 1999
-------------------------
Marvin G. Schorr


 /s/ Michael D. Winfield      Director                           February  3, 1999
-------------------------
Michael D. Winfield

                                    EXHIBIT INDEX

     The following is a list of Exhibits included as part of this Registration Statement. Items marked with an asterisk are filed herewith.


Exhibit
Number    Description
-------   -----------

3.1 Certificate of Incorporation of the Company, as amended through February 4, 1993 (incorporated by reference to Exhibit 3(a) to the
          Annual Report on Form 10-K for the fiscal year ended September 30,
          1993).

3.2 By-laws of the Company (incorporated by reference to Exhibit 3(b) to the Annual Report on Form 10-K for the fiscal year ended September 30,
          1992).

*5.1      Opinion of Sidley & Austin.

*23.1     Consent of Arthur Andersen LLP.

*23.2     Consent of Sidley & Austin (contained in Exhibit 5.1 hereto).

*24.1     Powers of Attorney (included on signature pages).

*99.1     Registration Agreement dated as of February 8, 1999 between the
          Company and Marvin G. Schorr.

____________________
* filed herewith